EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 12, 2016

By:	/s/ Harvey B. Cash
Name:	Harvey B. Cash

By:	/s/ Philip T. Gianos
Name:	Philip T. Gianos

By:	/s/ W. Stephen Holmes
Name:	W. Stephen Holmes III

By:	/s/ Gilbert H. Kliman
Name:	Gilbert H. Kliman

By:	/s/ Arnold L. Oronsky
Name:	Arnold L. Oronsky

INTERWEST PARTNERS VII, LP

By:	InterWest Management Partners VII, LLC
its General Partner

	By:	/s/ Gilbert H. Kliman
Managing Director

INTERWEST INVESTORS VII, LP

By:	InterWest Management Partners VII, LLC
its General Partner

	By:	/s/ Gilbert H. Kliman
Managing Director

INTERWEST MANAGEMENT PARTNERS VII, LLC

By:	/s/ Gilbert H. Kliman
Managing Director

INTERWEST VENTURE MANAGEMENT COMPANY

By:	/s/ Gilbert H. Kliman
Secretary